Exhibit 99.1

FOR IMMEDIATE RELEASE	NASDAQ: NSIT

INSIGHT ENTERPRISES, INC. REPORTS FOURTH QUARTER AND FULL

YEAR 2011 RESULTS

Record Net Sales and Earnings for Full Year 2011

TEMPE, AZ – February 13, 2012 – Insight Enterprises, Inc. (Nasdaq: NSIT) (the “Company”) today reported results of operations for the quarter and year ended December 31, 2011.

Fourth Quarter Highlights

For the fourth quarter of 2011 compared to the fourth quarter of 2010:

•	Net sales increased 2% to $1.4 billion.

•	Gross profit increased 4% to $179.0 million.

•	Earnings from operations increased 13% to $42.2 million, or 3.1% of net sales.

•	Net earnings increased 39% to $34.7 million.

•	Diluted earnings per share increased 47% to $0.78.

2011 Full Year Highlights

For the full year 2011 compared to the full year 2010:

•	Net sales increased 10% to $5.3 billion, the highest in the Company’s history.

•	Gross profit increased 10% to $709.2 million.

•	Earnings from operations increased 19% to a record $147.4 million, or 2.8% of net sales.

•	Net earnings increased 33% to $100.2 million.

•	Diluted earnings per share increased 35% to $2.18.

•	Repurchased approximately 2.9 million shares of the Company’s common stock for $50.0 million (an average price of $17.26 per share).

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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     480-902-1001     FAX 480-760-8958

Insight Q4 2011 Results, Page 2	February 13, 2012

During the fourth quarter of 2011, the Company recorded a tax benefit of $7.6 million from a reorganization of certain of its foreign operations, primarily related to the recognition of foreign tax credits. Results for the fourth quarter of 2010 included a $1.6 million tax benefit from the recapitalization of one of the Company’s foreign subsidiaries.

“Our fourth quarter results reflect a strong close to another successful year for Insight. Modest sales growth combined with higher gross margin and strong expense control led to a 13% growth in earnings from operations in the quarter. For the full year 2011, our team delivered double digit sales and earnings growth with improved operating margins, reflecting progress towards our long term financial targets,” stated Ken Lamneck, President and Chief Executive Officer. “As we head into 2012, we remain confident that consistent execution of our strategic priorities combined with operational discipline will result in increased value for our stakeholders.”

SEGMENT OVERVIEW

In North America, net sales were $922.5 million for the fourth quarter of 2011, up 1% from the fourth quarter of 2010. Net sales of software and services increased 4% and 8%, respectively, year over year, while net sales of hardware decreased 2% year to year. Results for the fourth quarter of 2011 include Ensynch, which the Company acquired effective October 1, 2011. Gross profit of $120.5 million was up 7% year over year with gross margin increasing to 13.1% from 12.3% in the fourth quarter of 2010. Selling and administrative expenses in North America in the fourth quarter of 2011 increased 1%, or $1.1 million, compared to the fourth quarter of 2010. During the fourth quarter of 2011, the North America segment had $464,000, $285,000 net of tax, of severance and restructuring expenses, compared to $861,000, $530,000 net of tax, during the fourth quarter of 2010. As a result, earnings from operations in North America were $30.4 million, or 3.3% of net sales, in the fourth quarter of 2011, compared to $23.5 million, or 2.6% of net sales, in the fourth quarter of 2010.

The Company’s EMEA operating segment reported net sales of $369.4 million for the fourth quarter of 2011, up 1% in U.S. dollars compared to the fourth quarter of 2010. Excluding the effects of foreign currency movements, net sales increased 2% year over year. Net sales of hardware were flat year to year, while sales of software and services increased 1% and 7%, respectively, year over year, all in U.S. dollars. Excluding the effects of foreign currency movements, hardware, software and services sales increased 1%, 2% and 8%, respectively, compared to the fourth quarter of 2010. Gross profit of $48.9 million was down 3% in U.S. dollars, down 2% excluding the effects of foreign currency movements, while gross margin decreased to 13.2% for the fourth quarter of 2011 from 13.7% in the fourth quarter of 2010. Selling and administrative expenses in EMEA in the fourth quarter of 2011 were up 3%, or $985,000, compared to the fourth quarter of 2010 in U.S. dollars and, excluding the effects of foreign currency movements, were up 4% year over year. During the fourth quarter of 2011, EMEA recorded $163,000, $114,000 net of tax, of severance and restructuring expenses, compared to $408,000, $286,000 net of tax, for the fourth quarter of 2010. As a result, earnings from operations in EMEA were $8.5 million, or 2.3% of net sales, in the fourth quarter of 2011 compared to $10.5 million, or 2.9% of net sales, in the fourth quarter of 2010.

The Company’s APAC operating segment reported net sales of $68.4 million for the fourth quarter of 2011, up 18% from the fourth quarter of 2010 in U.S. dollars, 16% excluding the effects of foreign currency movements. Gross profit was $9.6 million, an increase of 1% year over year in U.S. dollars, a decrease of 2% excluding the effects of foreign currency movements, while gross margin decreased to 14.0% for the fourth quarter of 2011 from 16.4% in the fourth quarter of 2010. Selling and administrative expenses in APAC increased $37,000, or 1% year over year in U.S. dollars. Excluding the effects of foreign currency movements, selling and administrative expenses decreased by 2% year to year. As a result, earnings from operations in APAC were $3.4 million, or 4.9% of net sales, in the fourth quarter of 2011, compared to $3.3 million, or 5.8% of net sales, in the fourth quarter of 2010.

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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     480-902-1001     FAX 480-760-8958

Insight Q4 2011 Results, Page 3	February 13, 2012

Throughout this “Segment Overview” section, the Company refers to changes in net sales, gross profit and selling and administrative expenses in EMEA and APAC excluding the effects of foreign currency movements. In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the average translation rate for the current quarter.

Net of tax amounts referenced above were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded.

UPDATED GUIDANCE

For the full year of 2012, the Company expects the global IT market to grow in the mid single digit range. The Company expects its business to grow faster than the market as the Company invests in its sales force and expands its capabilities into key markets. The Company expects diluted earnings per share for the full year of 2012 to be between $2.20 and $2.30.

This outlook reflects the following assumptions:

•	An effective tax rate of 36% to 38% for 2012, up from 29.3% in 2011; and

•	Diluted shares outstanding of approximately 45 million.

This outlook does not include any severance or restructuring expenses.

CONFERENCE CALL AND WEBCAST

The Company will host a conference call and live web cast today at 5:00 p.m. ET to discuss fourth quarter and full year 2011 results of operations. A live web cast of the conference call (in listen-only mode) will be available on the Company’s web site at www.insight.com, and a replay of the web cast will be available on the Company’s web site for a limited time following the call. To listen to the live web cast by telephone, call 1-866-362-4829 if located in the U.S., 617-597-5346 for international callers, and enter the access code 50411330.

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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     480-902-1001     FAX 480-760-8958

Insight Q4 2011 Results, Page 4	February 13, 2012

FINANCIAL SUMMARY TABLE

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

	00000	00000	00000	00000	00000	00000
	Three Months Ended December 31,			Years Ended December 31,
	2011	2010	% change	2011	2010	% change
Insight Enterprises, Inc.
Net sales	$1,360,353	$1,339,199	2%	$5,287,228	$4,809,930	10%
Gross profit	$178,983	$172,602	4%	$709,157	$646,097	10%
Earnings from operations	$42,225	$37,320	13%	$147,383	$124,076	19%
Net earnings	$34,654	$24,974	39%	$100,235	$75,485	33%
Diluted EPS	$0.78	$0.53	47%	$2.18	$1.61	35%

North America
Net sales	$922,537	$915,163	1%	$3,672,492	$3,340,162	10%
Gross profit	$120,539	$112,961	7%	$476,776	$442,068	8%
Earnings from operations	$30,378	$23,499	29%	$107,585	$91,223	18%

EMEA
Net sales	$369,435	$366,233	1%	$1,398,421	$1,310,549	7%
Gross profit	$48,882	$50,142	(3%)	$198,073	$176,018	13%
Earnings from operations	$8,487	$10,487	(19%)	$30,106	$25,120	20%

APAC
Net sales	$68,381	$57,803	18%	$216,315	$159,219	36%
Gross profit	$9,562	$9,499	1%	$34,308	$28,011	22%
Earnings from operations	$3,360	$3,334	1%	$9,692	$7,733	25%

	00000	00000	00000	00000	00000	00000	00000	00000	00000
	North America			EMEA			APAC
	Three Months Ended December 31,			Three Months Ended December 31,			Three Months Ended December 31,
	2011	2010	% change*	2011	2010	% change*	2011	2010	% change*
Sales Mix
Hardware	62%	63%	(2%)	28%	29%	—	1%	<1%	32%
Software	32%	31%	4%	70%	70%	1%	97%	97%	19%
Services	6%	6%	8%	2%	1%	7%	2%	3%	(3%)

	100%	100%	1%	100%	100%	1%	100%	100%	18%

	North America Years Ended December 31,			EMEA Years Ended December 31,			APAC Years Ended December 31,
	2011	2010	% change*	2011	2010	% change*	2011	2010	% change*
Sales Mix
Hardware	64%	64%	9%	31%	33%	3%	1%	<1%	64%
Software	30%	30%	10%	67%	66%	8%	96%	97%	35%
Services	6%	6%	17%	2%	1%	23%	3%	3%	52%

	100%	100%	10%	100%	100%	7%	100%	100%	36%

*	Represents growth/decline in category net sales on a U.S. dollar basis.

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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     480-902-1001     FAX 480-760-8958

Insight Q4 2011 Results, Page 5	February 13, 2012

FORWARD-LOOKING INFORMATION

Certain statements in this release and the related conference call and web cast are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including the Company’s expected 2012 diluted earnings per share and the assumptions relating thereto, are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010:

•	the Company’s reliance on partners for product availability and competitive products to sell as well as competition with the Company’s partners;

•	the Company’s reliance on partners for marketing funds and purchasing incentives;

•	disruptions in the Company’s information technology (“IT”) systems and voice and data networks, including risks and costs associated with the integration and upgrade of the Company’s IT systems;

•	general economic conditions, including concerns regarding the Company’s ability to collect its accounts receivable and client credit constraints;

•	actions of the Company’s competitors, including manufacturers and publishers of products the Company sells;

•	changes in the IT industry and/or rapid changes in product standards;

•	failure to comply with the terms and conditions of the Company’s commercial and public sector contracts;

•	stockholder litigation and regulatory proceedings related to the restatement of the Company’s consolidated financial statements;

•	the availability of future financing and the Company’s ability to access and/or refinance its credit facilities;

•	the security of the Company’s electronic and other confidential information;

•	the variability of the Company’s net sales and gross profit;

•	the risks associated with the Company’s international operations;

•	exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations;

•	the Company’s dependence on key personnel; and

•	intellectual property infringement claims and challenges to the Company’s registered trademarks and trade names.

Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company assumes no obligation to update, and does not intend to update, any forward-looking statements. The Company does not endorse any projections regarding future performance made by third parties.

	September 30,	September 30,
CONTACTS:	GLYNIS BRYAN	HELEN JOHNSON
	CHIEF FINANCIAL OFFICER	SENIOR VP, TREASURER
	Tel. 480-333-3390	Tel. 480-333-3234
	EMAIL glynis.bryan@insight.com	EMAIL helen.johnson@insight.com

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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     480-902-1001     FAX 480-760-8958

Insight Q4 2011 Results, Page 6	February 13, 2012

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Net sales	$1,360,353	$1,339,199	$5,287,228	$4,809,930
Costs of goods sold	1,181,370	1,166,597	4,578,071	4,163,833

Gross profit	178,983	172,602	709,157	646,097
Operating expenses:
Selling and administrative expenses	136,131	134,013	556,689	519,065
Severance and restructuring expenses	627	1,269	5,085	2,956

Earnings from operations	42,225	37,320	147,383	124,076
Non-operating (income) expense:
Interest income	(392)	(247)	(1,686)	(714)
Interest expense	1,718	1,720	6,927	7,677
Net foreign currency exchange (gain) loss	(605)	(221)	(1,136)	522
Other expense, net	349	320	1,589	1,417

Earnings before income taxes	41,155	35,748	141,689	115,174
Income tax expense	6,501	10,774	41,454	39,689

Net earnings	$34,654	$24,974	$100,235	$75,485

Net earnings per share:
Basic	$0.79	$0.54	$2.20	$1.63

Diluted	$0.78	$0.53	$2.18	$1.61

Shares used in per share calculations:
Basic	43,891	46,294	45,474	46,218

Diluted	44,434	46,999	46,021	46,812

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Insight Enterprises, Inc.    6820 South Harl Avenue    Tempe, Arizona 85283    480-902-1001     FAX 480-760-8958

Insight Q4 2011 Results, Page 7	February 13, 2012

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	September 30,	September 30,
	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$128,336	$123,763
Accounts receivable, net	1,208,276	1,135,951
Inventories	114,763	106,734
Inventories not available for sale	43,816	50,677
Deferred income taxes	17,344	23,283
Other current assets	23,144	49,289

Total current assets	1,535,679	1,489,697

Property and equipment, net	140,705	141,399
Goodwill	26,257	16,474
Intangible assets, net	59,021	69,081
Deferred income taxes	70,771	73,796
Other assets	25,178	12,836

	$1,857,611	$1,803,283

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$882,384	$881,688
Accrued expenses and other current liabilities	178,749	187,457
Current portion of long-term debt	1,017	997
Deferred revenue	47,012	67,373

Total current liabilities	1,109,162	1,137,515

Long-term debt	115,602	91,619
Deferred income taxes	1,186	5,011
Other liabilities	34,829	24,167

	1,260,779	1,258,312

Stockholders’ equity:
Preferred stock	—	—
Common stock	439	463
Additional paid-in capital	360,370	377,277
Retained earnings	223,125	149,349
Accumulated other comprehensive income – foreign currency translation adjustments	12,898	17,882

Total stockholders’ equity	596,832	544,971

	$1,857,611	$1,803,283

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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     480-902-1001     FAX 480-760-8958

Insight Q4 2011 Results, Page 8	February 13, 2012

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	September 30,	September 30,
	Years Ended December 31,
	2011	2010
Cash flows from operating activities:
Net earnings	$100,235	$75,485
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	39,139	38,013
Provision for losses on accounts receivable	4,267	1,626
Write-downs of inventories	6,830	6,825
Write-off of computer software development costs	1,390	—
Non-cash stock-based compensation	7,919	6,957
Excess tax benefit from employee gains on stock-based compensation	(1,809)	(1,073)
Deferred income taxes	4,552	18,057
Changes in assets and liabilities:
Increase in accounts receivable	(78,883)	(153,905)
Increase in inventories	(8,247)	(39,232)
Decrease (increase) in other current assets	25,895	(16,884)
(Increase) decrease in other assets	(12,107)	3,794
Increase in accounts payable	45,205	157,556
(Decrease) increase in deferred revenue	(17,926)	15,284
Decrease in accrued expenses and other liabilities	(735)	(14,322)

Net cash provided by operating activities	115,725	98,181

Cash flows from investing activities:
Acquisition, net of cash acquired	(13,769)	—
Payment of additional purchase price consideration for Calence	—	(5,123)
Purchases of property and equipment	(27,093)	(17,972)

Net cash used in investing activities	(40,862)	(23,095)

Cash flows from financing activities:
Borrowings on senior revolving credit facility	1,314,500	1,150,136
Repayments on senior revolving credit facility	(1,289,500)	(1,207,136)
Borrowings on accounts receivable securitization financing facility	90,000	65,000
Repayments on accounts receivable securitization financing facility	(90,000)	(65,000)
Payments on capital lease obligation	(997)	(927)
Net (repayments) borrowings under inventory financing facility	(41,179)	40,830
Payment of deferred financing fees	—	(490)
Proceeds from sales of common stock under employee stock plans	37	49
Excess tax benefit from employee gains on stock-based compensation	1,809	1,073
Payment of payroll taxes on stock-based compensation through shares withheld	(2,697)	(1,429)
Repurchases of common stock	(50,000)	—

Net cash used in financing activities	(68,027)	(17,894)

Foreign currency exchange effect on cash flows	(2,263)	(1,495)

Increase in cash and cash equivalents	4,573	55,697
Cash and cash equivalents at beginning of period	123,763	68,066

Cash and cash equivalents at end of period	$128,336	$123,763

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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     480-902-1001     FAX 480-760-8958